UNDERWRITING AGREEMENT

BETWEEN

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

AND

T. ROWE PRICE INVESTMENT SERVICES, INC.

 THIS UNDERWRITING AGREEMENT, made as of the 31st day of July, 2019, by and between T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC., a corporation organized and existing under the laws of the State of Maryland (hereinafter called the “Corporation”), and T. ROWE PRICE INVESTMENT SERVICES, INC., a corporation organized and existing under the laws of the State of Maryland (hereinafter called the “Distributor”).

WITNESSETH:

 WHEREAS, the Corporation proposes to engage in business as an open-end management investment company and to register as such under the federal Investment Company Act of 1940, as amended (“ICA-40”); and

 WHEREAS, the shares of the Corporation’s capital stock may be divided into series (all such shares being referred to herein as “Shares”); and

 WHEREAS, the Corporation intends to offer Shares of each series fund listed on Schedule A as may be amended from time to time, such series together with any other series which may be established later and served by the Distributor hereunder, being herein referred to collectively as Funds, individually referred to as a “Fund”; and

 WHEREAS, the Distributor is engaged principally in the business of distributing shares of the investment companies sponsored and managed by T. Rowe Price Associates, Inc. (“Price Associates”) and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (“SEA-34”) and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

 WHEREAS, the Corporation desires the Distributor to act as the distributor in the public offering of its Shares.

 NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Delivery of Corporation Documents. The Corporation has furnished Distributor with copies, properly certified or authenticated, of each of the following:

  (a) Articles of Incorporation, dated July 29, 2019.

  (b) By-Laws of the Corporation as in effect on the date hereof.

  (c) Resolutions of the Board of Directors of the Corporation (“Board”) selecting Distributor as principal underwriter for each Fund and approving this form of agreement.

 The Corporation shall furnish the Distributor from time to time with copies, properly certified or authenticated, of all the amendments of, or supplements to, the foregoing, if any.

 The Corporation shall furnish Distributor promptly with properly certified or authenticated copies of any registration statements filed by it on behalf of the Funds with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“SA-33”) or ICA-40, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

 2. Sale of Shares. Subject to the provisions of this Paragraph and Paragraphs 3 and 5 hereof, and to such requirements as may from time to time be currently indicated in each Fund’s most current effective prospectus and statement of additional information as it may be supplemented or amended from time to time and filed with the SEC (“Prospectus”), the Distributor is authorized to sell, as agent for the Corporation, on behalf of each Fund, Shares authorized for issuance and registered under SA-33. The Distributor shall have the right to enter into Authorized Participant Agreements between and among Authorized Participants, the Distributor and the Transfer Agent for the Funds, for the purchase of Creation Units of the Funds in accordance with the Fund’s Prospectus, provided that the Corporation shall approve the general forms of such agreements by Resolution of the Board. The Distributor agrees to use commercially reasonable efforts to act as agent of the Corporation with respect to the continuous distribution of Creation Units of each Fund as set forth in the Fund’s Prospectus.

 The sales price to the public of such Shares shall be the public offering price as defined in Paragraph 4 hereof. Such Shares shall be sold and redeemed by the Fund only in aggregations of Shares identified in each Fund’s Prospectus (“Creation Units”), except, for example, in connection with a Fund liquidation, Share split or reverse split, the conversion of Shares of another fund into Shares of a Fund, and certain reinvestments of distributions paid by a Fund in Shares (“Distributed Shares”).

 The Distributor shall have the right to enter into selected dealer agreements with registered and qualified securities dealers and other financial institutions of its choice for the sale of Shares, provided that the Corporation shall approve the forms of such agreements by Resolution of the Board. Within the United States, the Distributor shall enter into such arrangements only with such selected dealers as are members in good standing of FINRA or are institutions exempt from registration under applicable federal securities laws.

 The rights granted to the Distributor shall be exclusive right to sell and distribute Shares of each Fund identified in Schedule A, as amended from time to time. The Corporation reserves the right to issue Shares in connection with (a) the merger, reorganization, or consolidation of any other investment company, trust or personal holding company with the Corporation; (b) the Corporation’s acquisition by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company; (c) transactions between the Corporation or any Fund and its shareholders only; (d) transactions with other registered or unregistered investment companies in accordance with any rule, regulation, or order of the SEC. Any right granted to Distributor to accept orders for Shares, or to make sales on behalf of each Fund, will not apply to Shares issued in connection with the merger or consolidation of any other investment company with the Corporation or its acquisition by purchase or otherwise, of all or substantially all of the assets of any investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity, and such right shall not apply to Shares that may be offered by the Corporation to shareholders by virtue of their being shareholders of a Fund.

 3. Shares Covered by this Agreement. This Agreement relates to the issuance and sale of Shares that are duly authorized, registered, and available for sale by the Corporation, on behalf of the Funds, generally only in aggregations constituting a Creation Unit, if and to the extent that they may be legally sold and if, but only if, the Corporation authorizes the Distributor to sell them.

 4. Public Offering Price. All Shares sold by the Distributor pursuant to this Agreement shall be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per share (“NAV”), as determined in the manner provided in the Corporation’s Articles of Incorporation, as now in effect, or as they may be amended and as reflected in each Fund’s Prospectus, next determined after the order is accepted by the Distributor. The Distributor will process orders submitted by Authorized Participants for the sale of Shares at the public offering price exclusive of any commission charged by such broker to his customer. For avoidance of doubt, Shares shall be sold only in Creation Units with the exceptions noted in Paragraph 2. A Creation Unit of a Fund shall be offered for sale at a price equivalent to: (i) NAV, multiplied by the number of Shares per Creation Unit; (ii) portfolio securities in specified amounts together with a specified cash component, as posted each business day by the Fund (a “Deposit Basket”); or (iii) such other specified amounts of cash and portfolio securities as may be agreed upon by the Fund and an Authorized Participant from time to time; in each case of (i) through (iii) in accordance with the rules and regulations applicable to each Fund and as set forth in the Prospectus.

 5. Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by the Distributor except such unconditional orders placed with the Distributor before it had knowledge of the suspension as required by ICA-40. In addition, the Corporation reserves the right to suspend sales and Distributor’s authority to accept orders for Shares on behalf of each Fund if, in the judgment of the Board, it is in the best interests of the Corporation or Funds to do so, such suspension to continue for such period as may be determined by the Board upon notice to the Distributor; and in that event, no orders to purchase Shares shall be processed or accepted by the Distributor on behalf of the Funds while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by Distributor before it had knowledge of the suspension, unless otherwise directed by the Board.

 6. Solicitation of Orders. In consideration of the rights granted to the Distributor under this Agreement, Distributor will use its best efforts (but only in states in which Distributor may lawfully do so) to obtain from Authorized Participants unconditional orders for Shares authorized for issuance by the Corporation, on behalf of each Fund and registered under SA-33, provided that Distributor may in its discretion reject any order to purchase Shares. This does not obligate the Distributor to register or maintain its registration as a broker or dealer under the state securities laws of any jurisdiction if, in the discretion of the Distributor, such registration is not practical or feasible. Each Fund shall make available to the Distributor at the expense of the Distributor such number of copies of each Fund’s Prospectus as the Distributor may reasonably request. Each Fund shall furnish to the Distributor copies of all information, financial statements, and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares.

 7. Authorized Representations. The Corporation is not authorized by the Distributor to give, on behalf of the Distributor, any information or to make any representations other than the information and representations contained in each Fund’s Prospectus.

 Neither Distributor nor any selected dealer nor any other person is authorized by the Corporation to give on behalf of the Funds any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a Prospectus filed or contained in shareholder reports or other material that may be prepared by or on behalf of the Funds. This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate. No person other than Distributor is authorized to act as principal underwriter (as such term is defined in ICA-40, as amended) for the Corporation.

 8. Registration and Sale of Additional Shares. The Corporation, on behalf of each Fund, will from time to time, use its best efforts to register under SA-33, such Shares of each Fund as Distributor may reasonably be expected to sell on behalf of each Fund. In connection therewith, each Fund hereby agrees to register an indefinite number of Shares pursuant to Rule 24f-2 under ICA-40, as amended. The Corporation, on behalf of each Fund, will in cooperation with the Distributor, take such action as may be necessary from time to time to qualify such Shares (so registered or otherwise qualified for sale under SA-33), in any state mutually agreeable to the Distributor and the Funds, and to maintain such qualification. The Distributor does not agree to sell any specific number of Shares. Shares will be sold to the Distributor as agent for the Corporation only against orders therefor. The Distributor will not purchase Shares from anyone other than the Corporation except that it will purchase Creation Units of Shares from Authorized Participants as agent for the Corporation upon the tender of one or more Creation Units for redemption.

9. Manner of Offering. The Distributor agrees to furnish to the Corporation, upon request, sufficient copies of any sales literature (advertisements, brochures and shareholder communications) it intends to use in connection with any sales of Shares. All sales literature shall be filed with the proper authorities, as required by applicable law, before they are put in use, and the Distributor agrees not to use such sales literature until so filed and cleared.

The Distributor shall, directly or indirectly through the Funds’ transfer agent (“Transfer Agent”), receive and process orders for purchases and redemptions of Creation Units of a Fund from participants in the Depository Trust Corporation (“DTC” and such participants, “DTC Participants”) or participants in the Continuous Net Settlement System of the National Securities Clearing Corporation that have executed an Authorized Participant Agreement with Authorized Participants and the Distributor and the Transfer Agent of the Fund (“Clearing Process”). The Distributor shall work with the Transfer Agent to review and accept or reject orders placed by Authorized Participants and transmitted to or by the Distributor by or to the Transfer Agent, in accordance with the Fund’s Prospectus.

The Distributor shall provide to, or cause to be provided to, the listing exchanges of the Funds copies of Prospectuses and Statements of Additional Information to be provided to purchasers in the secondary market. The Distributor will generally make it known in the brokerage community that Prospectuses are available, including by (i) advising the listing exchanges on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with FINRA, and (iii) as may otherwise be required by the SEC.

The Corporation agrees to issue Creation Units of each Fund identified in Schedule A hereto and Distributed Shares, as the case may be, and to request DTC to record on its books the ownership of the Shares constituting such Creation Units in accordance with the book-entry system procedures described in the Prospectus relating to the Fund in such amounts as the Distributor has requested through the Transfer Agent in writing or other means of data transmission, as promptly as practicable after receipt by the Corporation of the requisite Deposit Securities and Cash Component (together with any fees) and acceptance of such order, upon the terms described in the Prospectus. The Corporation may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Distributor, in accordance with the provisions of the Fund’s Prospectus and the ICA-40.

 10. Fees and Expenses. The Distributor shall pay (or will enter into arrangements providing that persons other than Distributor shall pay) all fees and expenses:

  a. in connection with the preparation, setting in type and filing of any registration statement and Prospectus under SA-33 and/or ICA-40, and any amendments or supplements that may be made from time to time;

  b. in connection with the registration and qualification of Shares for sale in the various states in which each Fund shall determine it advisable to qualify such Shares for sale. (Including registering the Corporation as a broker or dealer or any officer of the Corporation or other person as agent or salesman of the Corporation in any state.);

  c. of preparing, setting in type, printing and mailing any report or other communication to shareholders of each Fund in their capacity as such;

  d. of preparing, setting in type, printing and mailing Prospectuses annually to existing shareholders;

  e. in connection with the issue and transfer of Shares resulting from the acceptance by Distributor of orders to purchase Shares placed with the Distributor by investors, including the expenses of confirming such purchase orders;

  f. of printing and distributing any Prospectuses or reports prepared for its use in connection with the distribution of Shares to the public;

  g. of preparing, setting in type, printing and mailing any other literature used by the Distributor in connection with the distribution of the Shares to the public;

  h. of advertising in connection with the distribution of such Shares to the public;

  i. incurred in connection with its registration as a broker or dealer or the registration or qualification of its officers, directors, or representatives under federal and state laws; and

  j. incurred in connection with the sale and offering for sale of Shares which have not been herein specifically allocated to each Fund.

 Notwithstanding the above, the Corporation, on behalf of each Fund, shall be responsible for interest, taxes, brokerage commissions and other charges incident to the purchase, sale or lending of the Funds’ portfolio securities, directors’ fees and expenses (including counsel fees and expenses) and such non-recurring or extraordinary expenses that may arise, including the costs of actions, suits or proceedings to which the Corporation or any Fund is a party and the expenses the Corporation or any Fund may incur as a result of its obligation to provide indemnification to Investment Services.

No compensation shall be due or payable by the Corporation or any Fund to the Distributor pursuant to this Agreement.

 11. Conformity with Law. Distributor agrees that in selling Shares it shall duly conform in all respects with the laws of the United States and any state in which such Shares may be offered for sale by Distributor pursuant to this Agreement and to the rules and regulations of FINRA.

 12. Independent Contractor. Distributor shall be an independent contractor and neither Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Corporation in the performance of Distributor’s duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

 13.  Representations by Corporation. In connection with the creation and redemption of the Creation Units of each Fund, the Corporation represents and warrants that: the Prospectus is effective, no stop order of the SEC with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of all applicable laws, and the rules and regulations of the SEC thereunder and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; and (v) Shares will be approved for listing on a listing exchange at all times this Agreement remains in effect.

 13. Indemnification. Distributor agrees to indemnify and hold harmless the Corporation or Funds, as appropriate, and each of the Corporation’s directors, officers, employees, representatives and each person, if any, who controls the Corporation or Funds within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim, or expense and reasonable legal counsel fees incurred in connection therewith) to which the Corporation or Funds or such of the Corporation’s directors, officers, employees, representatives, or controlling person may become subject under SA-33, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by Distributor or any of Distributor’s directors, officers, employees, or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, shareholder report, or other information covering Shares filed or made public by the Corporation, on behalf of the Funds, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Corporation by Distributor. In no case (i) is Distributor’s indemnity in favor of the Corporation or Funds, as appropriate, or any person indemnified to be deemed to protect the Corporation or Funds, as appropriate, or such indemnified person against any liability to which the Corporation or Funds, as appropriate, or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this

Agreement or (ii) is Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Corporation or Funds, as appropriate, or any person indemnified unless the Corporation or Funds, as appropriate, or such person, as the case may be, shall have notified Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Corporation or Funds, as appropriate, or upon such person (or after the Corporation or Funds or such person shall have received notice of such service on any designated agent). However, failure to notify Distributor of any such claim shall not relieve Distributor from any liability which Distributor may have to the Corporation or Funds or any person against whom such action is brought otherwise than on account of Distributor’s indemnity agreement contained in this Paragraph.

 Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any such claim, but, if Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by Distributor and satisfactory to the Corporation, on behalf of the Funds, to its directors, officers, employees, or representatives, or to any controlling person or persons, defendant or defendants, in the suit. In the event that Distributor elects to assume the defense of any such suit and retain such legal counsel, the Corporation, its directors, officers, employees, representatives, or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If Distributor does not elect to assume the defense of any such suit, Distributor will reimburse the Corporation, on behalf of the Funds, such directors, officers, employees, representatives, or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. Distributor agrees to promptly notify the Corporation of the commencement of any litigation or proceedings against it or any of its directors, officers, employees, or representatives in connection with the issue or sale of any Shares.

 The Corporation, on behalf of the Funds, agrees to indemnify and hold harmless Distributor and each of its directors, officers, employees, representatives, and each person, if any, who controls Distributor within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim, or expense and reasonable legal counsel fees incurred in connection therewith) to which Distributor or such of its directors, officers, employees, representatives, or controlling person may become subject under SA-33, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Corporation or any of the Corporation’s directors, officers, employees or representatives, (ii) arises from or is caused by Corporation’s breach of any representation or warranty made by it to the Distributor, (iii) is the result of a claim brought by an Authorized Participant provided that the Distributor has not acted with willful misfeasance, bad faith, or gross negligence with respect to its duties hereunder or in the Authorized Participant Agreement, or (iv) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, shareholder report, or other information covering Shares filed or made public by the Corporation, on behalf of the Funds, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to Distributor by the Corporation. In no case (i) is the Corporation’s indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is the Corporation, on behalf of the Funds, to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor, or person indemnified unless Distributor, or such person, as the case may be, shall have notified the Corporation in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Distributor or upon such person (or after Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Corporation of any such claim shall not relieve the Corporation from any liability which the Corporation may have to Distributor or any person against whom such action is brought otherwise than on account of the Corporation’s indemnity agreement contained in this Paragraph.

 The Corporation, on behalf of the Funds, shall be entitled to participate, at its own expense, in the defense, or, if the Corporation, on behalf of the Funds, so elects, to assume the defense of any suit brought to enforce any such claim, but, if the Corporation, on behalf of the Funds, elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Corporation, on behalf of the Funds, and satisfactory to Distributor, to its directors, officers, employees, or representatives, or to any controlling person or persons, defendant or defendants, in the suit. In the event that the Corporation, on behalf of the Funds, elects to assume the defense of any such suit and retain such legal counsel, Distributor, its directors, officers, employees, representatives, or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Corporation, on behalf of the Funds, does not elect to assume the defense of any such suit, the Corporation, on behalf of the Funds, will reimburse Distributor, such directors, officers, employees, representatives, or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Corporation, on behalf of the Funds, agrees to promptly notify Distributor of the commencement of any litigation or proceedings against it or any of its directors, officers, employees, or representatives in connection with the issue or sale of any Shares.

 14. Limitation on Liability of Corporation. It is expressly agreed that the obligations of the Corporation hereunder shall not be binding upon any of the directors, shareholders, nominees, officers, agents or employees of the Corporation, personally, but bind only the trust property of the Corporation, as provided in the Articles of Incorporation of the Corporation. The execution and delivery of this Agreement have been authorized by the directors and shareholder of the Corporation and signed by an authorized officer of the Corporation, acting as such, and neither such authorization by such directors and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of the Corporation as provided in its Articles of Incorporation.

 15. Duration and Termination of this Agreement. This Agreement shall become effective upon its execution (“effective date”) and, unless terminated as provided, shall remain in effect for a period of two (2) years. The Agreement may be renewed from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the directors of the Corporation who are not interested persons of the Distributor or of the Corporation, cast in person at a meeting called for the purpose of voting on such approval, and by vote of the directors of the Corporation or of a majority of the outstanding voting securities of the Corporation. This Agreement may, on 60 days’ written notice, be terminated at any time, without the payment of any penalty, by the vote of a majority of the directors of the Corporation who are not interested persons of Distributor or the Corporation, by a vote of a majority of the outstanding voting securities of the Corporation, or by Distributor. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this Paragraph 15, the definitions contained in Section 2(a) of ICA-40 (particularly the definitions of “interested person,” “assignment,” and “majority of the outstanding securities”) shall be applied as well as interpretations by the SEC or its staff from time to time.

 16. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. If the Corporation should at any time deem it necessary or advisable in the best interests of the Corporation that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or other governmental authority or to obtain any advantage under state or federal tax laws and notifies Distributor of the form of such amendment, and the reasons therefor, and if Distributor should decline to assent to such amendment, the Corporation may terminate this Agreement forthwith. If Distributor should at any time request that a change be made in the Corporation’s Articles of Incorporation or By-Laws or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the SEC, or of a national securities association of which Distributor is or may be a member relating to the sale of Shares, and the Corporation, on behalf of the Funds, should not make such necessary change within a reasonable time, Distributor may terminate this Agreement forthwith.

 17. Additional Funds. Schedule A may be amended from time to time to add or remove Funds. In the event that the Corporation establishes one or more series of Shares to which it desires to have Distributor render services as distributor under the terms hereof, it shall so notify Distributor in writing, and if Distributor agrees in writing to provide such services, such series of Shares shall be added to Schedule A to become a Fund hereunder.

 18. Miscellaneous. It is understood and expressly stipulated that neither the shareholders of the Funds, nor the directors of the Corporation shall be personally liable hereunder. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 19. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Corporation, 100 East Pratt Street, Baltimore, Maryland 21202, and if to the Distributor, at 100 East Pratt Street, Baltimore, Maryland 21202.

Attest:	T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.
/s/Darrell N. Braman _________________________________ Darrell N. Braman, Secretary	/s/David Oestreicher __________________________________ David Oestreicher, Executive Vice President

Attest:	T. ROWE PRICE INVESTMENT SERVICES, INC.
/s/Kathryn E. Reilly ________________________________ Kathryn E. Reilly, Assistant Secretary	/s/Darrell N. Braman __________________________________ Darrell N. Braman, Vice President

CAPS\Documents\Agreements\.Underwriting Agreements\ETF Underwriting Agreement.doc

Schedule A

Series Funds of the T. Rowe Price Exchange-Traded Funds, Inc.

T. Rowe Price Blue Chip Growth ETF

T. Rowe Price Capital Appreciation Equity ETF

T. Rowe Price Dividend Growth ETF

T. Rowe Price Equity Income ETF

T. Rowe Price Floating Rate ETF

T. Rowe Price Growth ETF

T. Rowe Price Growth Stock ETF

T. Rowe Price International Equity ETF

T. Rowe Price QM U.S. Bond ETF

T. Rowe Price Small-Mid Cap ETF

T. Rowe Price Total Return ETF

T. Rowe Price Ultra Short-Term Bond ETF

T. Rowe Price U.S. Equity Research ETF

T. Rowe Price U.S. High Yield ETF

T. Rowe Price Value ETF

AMENDMENT TO

UNDERWRITING AGREEMENT

Between

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

(the “Corporation”)

And

T. ROWE PRICE INVESTMENT SERVICES, INC.

(the “Distributor”)

This is an amendment, made as of July 24, 2023, to the Underwriting Agreement dated July 31, 2019 by and between the Corporation and Distributor (the “Agreement”).

WITNESSETH:

WHEREAS, the Distributor is engaged principally in the business of distributing shares of the investment companies sponsored and managed by T. Rowe Price Associates, Inc. (“Price Associates”) and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (“SEA-34”) and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, at its meeting on July 24, 2023, the board of directors of the Corporation authorized the Corporation to amend its Agreement to allow the Distributor to enter into separate agreements with affiliated T. Rowe Price entities, which will authorize those entities to engage in certain permitted distribution activities in order to effect the sale of Fund Shares in limited circumstances from investors in countries outside the United States (such activities the “OUS Activities”);

WHEREAS, the Distributor and Corporation desire to continue the Agreement on the same terms and conditions other than as described below; and

WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have the respective meaning ascribed in the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Paragraph 2 of the Agreement is amended to read as follows:

 2. Sale of Shares. Subject to the provisions of this Paragraph and Paragraphs 3 and 5 hereof, and to such requirements as may from time to time be currently indicated in each Fund’s most current effective prospectus and statement of additional information as may be supplemented or amended from time to time and filed with the SEC (“Prospectus”), the Distributor is authorized to sell, as agent for the Corporation, on behalf of each Fund, Shares authorized for issuance and registered under SA-33. The Distributor shall have the right to enter into authorized Participant Agreements between and among Authorized Participants, the Distributor and Transfer Agent for the funds, for the purchase of Creation Units of the Funds in accordance with the Fund’s Prospectus, provided that the Corporation shall approve the general forms of such agreements by resolution of the Board. The Distributor agrees to use commercially reasonable efforts to act as agent of the Corporation with respect to the continuous distribution of Creation Units of each Fund as set forth in the Fund’s Prospectus.

 The sales price to the public of such Shares shall be the public offering price as defined in Paragraph 4 hereof. Such Shares shall be sold and redeemed by the Fund only in aggregations of Shares identified in each Fund’s Prospectus (“Creation Units”), except, for example, in connection with a Fund liquidation, Share split or reverse split, the conversion of Shares of another fund into Shares of a Fund, and certain reinvestments of distributions paid by a Fund in Shares (“Distributed Shares”).

 The Distributor, and its affiliates such as Price Associates, shall have the right to enter into selected agreements with financial institutions of its choice in order to facilitate the sale and servicing of Shares. Within the United States, the Distributor shall enter into such arrangements only with financial institutions which are members in good standing of FINRA or are institutions exempt from registration under applicable federal securities laws.

 The rights granted to the Distributor include the exclusive right to sell and distribute Shares of each Fund identified in Schedule A, as amended from time to time. The Corporation reserves the right to issue Shares in connection with (a) the merger, reorganization or consolidation of any other investment company, trust or personal holding company with the Corporation; (b) the Corporation’s acquisition by the purchase or otherwise, of all or substantially all of the assets in an investment company, trust or personal holding company; (c) transactions between the Corporation or any Fund and its shareholders only; or (d) transactions with other registered or unregistered investment companies in accordance with any rule, regulation, or order of the SEC. Any right granted to Distributor to accept orders for Shares, or to make sales on behalf of each Fund, will not apply to Shares issued in connection with the merger or consolidation of any other investment company with the Corporation or its acquisition by purchase or otherwise, of all or substantially all of the assets of any investment company, trust or personal holding company, or substantially all of the outstanding shares of any such entity, and such right shall not apply to Shares that may be offered by the Corporation to shareholders by virtue of their being shareholders of a Fund.

 The Distributor shall have the right to enter into agreements with one or more entities that control or are controlled by, or are under common control with, the Distributor (“Foreign Affiliates”) to enable those Foreign Affiliates to engage in OUS Activities with investors and financial intermediaries outside the United States, subject to the rules, regulations, and legal requirements applicable to the country in which the investor or financial intermediary is located. Any Foreign Affiliates authorized to engage in OUS Activities with respect to the Shares shall not be considered a third-party beneficiary of this Agreement. Without limiting the generality of the foregoing, the Distributor shall require any such Foreign Affiliate to comply with any limitations on the Distributor set out in this Agreement, except to the extent such limitations relate solely to compliance with U.S. laws, rules, regulations and legal requirements applicable to the conduct of the Distributor with respect to the offer and sale of Shares within the United States.

2. Paragraph 6 of the Agreement is amended to read as follows:

 6. Solicitation of Orders. In consideration of the rights granted to the Distributor under this Agreement, Distributor will use its best efforts (but only in states in which Distributor may lawfully do so) to facilitate investors’ placement of orders for Shares authorized for issuance by the Corporation, on behalf of each Fund and registered under SA-33, provided that Distributor may in its discretion reject any order to purchase Shares by an Authorized Participant. This does not obligate the Distributor to register or maintain its registration as a broker or dealer under the state securities laws of any jurisdiction if, in the discretion of the Distributor, such registration is not practical or feasible. Each Fund shall make available to the Distributor at the expense of the Distributor such number of copies of the Fund’s currently effective prospectus as the Distributor may reasonably request. Each Fund shall furnish to the Distributor copies of all information, financial statements, and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares. With respect to all OUS Activities, the Distributor shall require the applicable Foreign Affiliate to comply with all country-specific laws, regulations, and licensing and registration requirements.

3. Paragraph 7 of each Agreement is amended to read as follows:

 7. Authorized Representations. The Corporation is not authorized by the Distributor to give, on behalf of the Distributor, any information or to make any representations other than the information and representations contained in each Fund’s Prospectus.

 Neither Distributor nor any selected dealer nor any other person, including a Foreign Affiliate, if applicable, is authorized by the Corporation to give on behalf of the Funds any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a Prospectus filed or contained in shareholder reports or other material that may be prepared by or on behalf of the Funds. This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate. No person other than Distributor is authorized to act as principal underwriter (as such term is defined in ICA-40, as amended) for the Corporation.

4. Paragraph 8 of the Agreement is amended to read as follows:

 8. Registration and Sale of Additional Shares. The Corporation, on behalf of each Fund, will, from time to time, use its best efforts to register under SA-33, such Shares of each Fund (as applicable) as Distributor may reasonably be expected to sell on behalf of the Fund or Funds (as applicable). In connection therewith, the Fund hereby agrees to register an indefinite number of Shares pursuant to Rule 24f-2 under ICA-40, as amended. The Corporation, on behalf of each Fund will, in cooperation with the Distributor, take such action as may be necessary from time to time to qualify such Shares (so registered or otherwise qualified for sale under SA-33), in any state mutually agreeable to the Distributor and the Fund, and to maintain such qualification. The Distributor does not agree to sell any specific number of Shares. Shares will be sold by Distributor as the agent for the Corporation only against orders therefor. The Distributor will not purchase Shares from anyone other than the Corporation except that it will purchase Creation Units of Shares from Authorized Participants as agent for the Corporation upon the tender of one or more Creation Units for redemption. With respect to all OUS Activities, the Distributor shall require the applicable Foreign Affiliate to comply with all country-specific laws, regulations, and licensing and registration requirements.

5. Paragraph 11 of the Agreement is amended to read as follows:

 11. Conformity With Law. Distributor agrees that in selling Shares it shall duly conform in all respects with the laws of the United States and any state in which such Shares may be offered for sale by Distributor pursuant to this Agreement and to the rules and regulations of FINRA. The Distributor shall require the applicable Foreign Affiliate to agree that all OUS Activities shall duly conform in all respects with the laws of the applicable country in which sales of such Shares are accepted.

6. Paragraph 12 of each Agreement is amended to read as follows:

 12. Independent Contractor. Distributor shall be an independent contractor and neither Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Corporation in the performance of Distributor’s duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents (including any Foreign Affiliates, if applicable) and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

7. The first paragraph relating to Indemnification under Paragraph 13 of the Agreement is amended to read as follows:

 13. Indemnification. Distributor, on its own behalf and on behalf of any Foreign Affiliate entering into an agreement to perform OUS Activities, agrees to indemnify and hold harmless the Corporation or Funds, as appropriate, and each of the Corporation’s directors, officers, employees, representatives and each person, if any, who controls the Corporation or Funds within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim, or expense and reasonable legal counsel fees incurred in connection therewith) to which the Corporation or Funds or such of the Corporation’s directors, officers, employees, representatives, or controlling person may become subject under SA-33, under any other statute, at common law, or in any jurisdiction outside the United States, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by Distributor (or Foreign Affiliate) or any of Distributor’s (or

Foreign Affiliate’s) directors, officers, employees, or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report, or other information covering Shares filed or made public by the Corporation, on behalf of the Funds or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Corporation by Distributor. In no case (i) is Distributor’s indemnity in favor of the Corporation, or Funds, as appropriate, or any person indemnified to be deemed to protect the Corporation or Funds, as appropriate, or such indemnified person against any liability to which the Corporation or Funds, as appropriate, if such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement or (ii) is Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Corporation or Funds, as appropriate, or any person indemnified unless the Corporation, or Funds as appropriate, or such person, as the case may be, shall have notified Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Corporation or Funds, as appropriate, or upon such person (or after the Corporation or Funds or such person shall have received notice of such service on any designated agent). However, failure to notify Distributor of any such claim shall not relieve Distributor from any liability which Distributor may have to the Corporation or Funds any person against whom such action is brought otherwise than on account of Distributor’s indemnity agreement contained in this Paragraph.

8. Except as amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS THEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the day and year first written above.

Attest:	Each of the Corporation listed in Schedule A
/s/Cheryl Emory _________________________________ Cheryl Emory, Assistant Secretary	/s/Fran Pollack-Matz __________________________________ Fran Pollack-Matz, Vice President

Attest:	T. ROWE PRICE INVESTMENT SERVICES, INC.
/s/Katie Reilly ________________________________ Katie Reilly, Assistant Secretary	/s/Laura Chasney __________________________________ Laura Chasney, Vice President

SCHEDULE A

Series Funds of the T. Rowe Price Exchange-Traded Funds, Inc.

T. Rowe Price Blue Chip Growth ETF

T. Rowe Price Dividend Growth ETF

T. Rowe Price Growth Stock ETF

T. Rowe Price Equity Income ETF

T. Rowe Price Floating Rate ETF

T. Rowe Price QM U.S. Bond ETF

T. Rowe Price Total Return ETF

T. Rowe Price U.S. Equity Research ETF

T. Rowe Price U.S. High Yield ETF

T. Rowe Price Ultra Short-Term Bond ETF

T. Rowe Price Capital Appreciation Equity ETF

T. Rowe Price Value ETF

T. Rowe Price Growth ETF

T. Rowe Price Small-Mid Cap ETF

T. Rowe Price International Equity ETF